PROSPECTUS SUPPLEMENT                                         File No. 333-52822
----------------------                                            Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated January 24, 2001)
Prospectus number:  2208


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes

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Principal Amount:  $33,000,000        Original Issue Date:  March 7, 2002

CUSIP Number:      59018YMB4          Stated Maturity Date: April 3, 2003

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
[x]  Regular Floating Rate Note       [x]  Actual/360
[_]  Inverse Floating Rate Note       [_]  30/360
     (Fixed Interest Rate):           [_]  Actual/Actual

Interest Rate Basis:
--------------------
[x]  LIBOR                            [_]  Commercial Paper Rate
[_]  CMT Rate                         [_]  Eleventh District Cost of Funds Rate
[_]  Prime Rate                       [_]  CD Rate
[_]  Federal Funds Rate               [_]  Other (see attached)
[_]  Treasury Rate
   Designated CMT Page:               Designated LIBOR Page:
     CMT Telerate Page:                 LIBOR Telerate Page:
      CMT Reuters Page:                  LIBOR Reuters Page:

Index Maturity:                  One Month, except with respect                 Minimum Interest Rate:   Not Applicable
                                 to determination of the Initial
                                 Interest Rate as described below.

Spread:                          -0.0200%                                       Maximum Interest Rate:   Not Applicable

Initial Interest Rate:           Calculated as if the Original Issue            Spread Multiplier:       Not Applicable
                                 Date was an Interest Reset Date


Interest Reset Dates:            Monthly, on the 3rd of every month, commencing April 3, 2002, subject to modified following business day convention.  First interest period (March 7, 2002 to April 3, 2002) will be calculated on an interpolated Libor basis.

Interest Payment Dates:          Monthly, on the 3rd of every month, commencing April 3, 2002, subject to modified following business day convention.

Repayment at the
Option of the Holder:            The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the
Option of the Company:           The Notes cannot be redeemed prior to the Stated Maturity Date.

Form:                            The Notes are being issued in fully registered book-entry form.

Trustee:                         JPMorgan Chase Bank

Dated:                           March 4, 2002

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